Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Net Sales:
Aerospace & Electronics	$142,440	$133,581
Engineered Materials	85,950	80,798
Merchandising Systems	52,557	43,753
Fluid Handling	245,348	228,552
Controls	23,243	20,516
Intersegment Elimination	(155)	(139)

Total Net Sales	$549,383	$507,061

Operating Profit:
Aerospace & Electronics	$22,474	$15,950
Engineered Materials	15,739	16,858
Merchandising Systems	3,752	3,781
Fluid Handling	24,356	12,424
Controls	2,592	1,759
Corporate	(11,698)	(8,922)

Total Operating Profit	57,215	41,850

Interest Income	708	341
Interest Expense	(5,527)	(5,720)
Miscellaneous- Net	1,261	282

Income Before Income Taxes	53,657	36,753
Provision for Income Taxes	16,258	11,755

Net Income	$37,399	$24,998

Share Data:
Net Income Per Diluted Share	$0.61	$0.42

Average Diluted Shares Outstanding	61,801	60,070
Average Basic Shares Outstanding	60,718	59,455

Supplemental Data:
Cost of Sales	$371,501	$351,641
Selling, General & Administrative	120,667	113,570
Depreciation and Amortization *	15,265	12,344
Stock Compensation Expense	4,082	2,953

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	March 31, 2006	December 31, 2005
ASSETS
Current Assets
Cash and Cash Equivalents	$96,501	$180,392
Accounts Receivable	315,063	289,521
Inventories	284,884	272,354
Other Current Assets	58,610	56,128

Total Current Assets	755,058	798,395

Property, Plant and Equipment	265,104	263,791
Insurance Receivable - Asbestos	222,833	224,600
Other Assets	315,842	284,345
Goodwill	608,535	568,355

Total Assets	$2,167,372	$2,139,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$189	$254
Accounts Payable	150,690	149,647
Current Asbestos Liability	55,000	55,000
Accrued Liabilities	167,870	174,366
Income Taxes	24,135	19,322

Total Current Liabilities	397,884	398,589

Long-Term Debt	293,616	293,248
Deferred Tax Liability	73,306	71,406
Long-Term Asbestos Liability	515,762	526,830
Other Liabilities	96,989	96,119
Shareholders’ Equity	789,815	753,294

Total Liabilities and Shareholders’ Equity	$2,167,372	$2,139,486

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2006	2005
Operating Activities:
Net income	$37,399	$24,998
Income from joint venture	(1,761)	(1,198)
Depreciation and amortization	15,265	12,344
Stock-based compensation expense	4,082	2,953
Cash used for operating working capital	(32,899)	(45,021)
Other	4,196	978

Subtotal	26,282	(4,946)
Payments for asbestos-related fees and costs, net	(9,300)	(10,824)
Refund associated with terminated Master Settlement Agreement	—	9,925

Total provided by (used for) operating activities	16,982	(5,845)

Investing Activities:
Capital expenditures	(8,390)	(5,575)
Proceeds from disposition of capital assets	1,236	255
Payment for acquisition, net of cash acquired	(85,338)	—

Total used for investing activities	(92,492)	(5,320)

Financing Activities:
Dividends paid	(7,623)	(5,955)
Common shares acquired on the open market	(12,041)	—
Stock options exercised - net of shares reacquired	8,396	1,761
Excess tax benefit from stock-based compensation	1,716	—
Repayment of debt, net	(202)	(1,684)

Total used for financing activities	(9,754)	(5,878)

Effect of exchange rate on cash and cash equivalents	1,373	(1,107)

Decrease in cash and cash equivalents	(83,891)	(18,150)
Cash and cash equivalents at beginning of period	180,392	50,727

Cash and cash equivalents at end of period	$96,501	$32,577

CRANE CO.

Order Backlog

(in thousands)

	March 31, 2006	December 31, 2005	March 31, 2005
Aerospace & Electronics	$364,539	$365,010	$367,472
Engineered Materials	16,972	17,241	19,414
Merchandising Systems	14,838	9,183	9,469
Fluid Handling	205,741	188,832	200,578
Controls	19,480	16,864	15,625

Total Backlog	$621,570	$597,130	$612,558

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	March 31, 2006	December 31, 2005
BALANCE SHEET ITEMS
Notes Payable and Current Maturities of Long-Term Debt	$189	$254
Long-Term Debt	293,616	293,248

Total Debt	293,805	293,502
Less Cash and Cash Equivalents	(96,501)	(180,392)

Net Debt	197,304	113,110
Shareholders’ Equity	789,815	753,294

Total Capitalization	$987,119	$866,404

Percentage of Net Debt to Total Capitalization	20.0%	13.1%

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2006
			(Estimated)
CASH FLOW ITEMS
Cash Provided from (Used by) Operating Activities before Asbestos - Related Payments	$26,282	($4,946)	$260,000
Net Asbestos Payments *	(9,300)	(10,824)	(45,000)
Refund Associated with Terminated Master Settlement Agreement	—	9,925	—

Cash Provided from (Used by) Operating Activities	16,982	(5,845)	215,000
Less: Capital Expenditures	(8,390)	(5,575)	(30,000)

Free Cash Flow	$8,592	($11,420)	$185,000

*	Includes certain legal fees and expenses relating to the terminated Master Settlement Agreement amounting to $5.1 million in 2005, of which $3.6 million was incurred in the first quarter of 2005.

Certain	non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate positive cash flow. Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.